Exhibit 10.5
FORM OF
ADVISORY AGREEMENT
     This ADVISORY AGREEMENT (as may be amended from time to time, this “Agreement”) is entered into as of [ ], 2009 by and among Foursquare Capital Management LLC (the “Manager”) and AllianceBernstein L.P. (the “Advisor”).
     WHEREAS, Foursquare Capital Corp., a Maryland real estate investment trust (together with all of its subsidiaries, the “Company”) has been established to invest in a portfolio of real estate related assets, including certain types of mortgage-backed securities; and
     WHEREAS, the Manager has agreed to provide management services to the Company pursuant to a management agreement, dated as of [ ], 2009 (as may be amended from time to time, the “Management Agreement”), between the Company and the Manager; and
     WHEREAS, the Manager now wishes to retain the Advisor, an investment advisor registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), to provide investment advisory and certain other portfolio services to the Manager, in connection with the Manager’s management services to the Company, and the Advisor is willing to provide such services to the Manager as set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:
     1. Definitions. For purposes of this Agreement, terms used and not defined herein has the meanings specified in the Management Agreement. The following terms shall have the indicated meanings:
          “Administrative Services Agreement” means the administrative services agreement, dated as of the date hereof, between the Advisor and the Manager, as may be amended from time to time.
          “Advisers Act” has the meaning set forth in the preamble.
          “Advisor” has the meaning set forth in the preamble.
          “Advisor Fee” has the meaning set forth in Section 5(a) of this Agreement.
          “Advisor Indemnified Party” has the meaning set forth in Section 8(b) of this Agreement.
          “Advisor Termination Fee” has the meaning set forth in Section 5(a) of this Agreement.
          “Affiliate” means with respect to any Person (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any executive officer or general partner of such Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer or general partner.
          “Agreement” means this Advisory Agreement, as may be amended, restated or supplemented or otherwise modified from time to time.

          “Bankruptcy” means, with respect to the Advisor, (a) the filing by the Advisor of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, state or foreign insolvency law, or the Advisor filing an answer consenting to or acquiescing in any such petition, (b) the making by the Advisor of any assignment for the benefit of its creditors, (c) the expiration of 60 days after the filing of an involuntary petition relating to the Advisor under Title 11 of the United States Code, an application for the appointment of a receiver for a material portion of the assets of the Advisor, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of the Advisor or its debts with respect to the Advisor under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within 60 days after it is filed, or (d) the entry against the Advisor of a final and non-appealable order for relief of it as a debtor under any bankruptcy, insolvency or similar law now or hereinafter in effect.
          “Board of Directors” has the meaning set forth in the Manager LLC Agreement.
          “Cause” has the meaning set forth in Section 9(d) of this Agreement.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Company” has the meaning set forth in the recitals.
          “Conduct Policies” has the meaning set forth in Section 7(c) of this Agreement.
          “Confidential Information” has the meaning set forth in Section 11 of this Agreement.
          “Consultant” means Flexpoint or, subject to the terms of the Consulting Agreement and the Management Agreement, any successor thereto.
          “Consultant Fee” has the meaning set forth in the Consulting Agreement.
          “Consultant Termination Fee” has the meaning set forth in the Consulting Agreement.
          “Consulting Agreement” means the Consulting Agreement, dated as of the date hereof, between Flexpoint, the Manager and the Advisor, as may be amended from time to time.
          “Eligible Professional” means, with respect to the Advisor or any Sub-Advisor, a person that is a senior investment professional who is an officer or employee thereof.
          “Flexpoint” means Flexpoint Fund, L.P., including its successors.
          “Greenfield” means Greenfield Advisors, LLC, including its successors and its permitted assigns.
          “Greenfield Sub-Advisory Agreement” means the sub-advisory agreement among the Manager, the Advisor and Greenfield dated as of the date hereof, as may be amended from time to time.
          “Governing Instruments” has the meaning set forth in the Manager LLC Agreement.
          “Indemnitee” has the meaning set forth in Section 8(c) of this Agreement.
          “Indemnitor” has the meaning set forth in Section 8(d) of this Agreement.

          “Investment Committee” has the meaning specified in the Management Agreement.
          “Management Agreement” has the meaning set forth in the recitals.
          “Manager Indemnified Party” has the meaning set forth in Section 8(c) of this Agreement.
          “Manager LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Manager dated as of [ ], 2009, as may be further amended from time to time.
          “NYSE” has the meaning set forth in the Manager LLC Agreement.
          “Person” means any individual, corporation, partnership, association, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of any of the foregoing.
          “Rialto” means Rialto Capital Partners, LLC, including its successors and its permitted assigns.
          “Rialto Sub-Advisory Agreement” means the sub-advisory agreement among the Manager, the Advisor and Rialto dated as of the date hereof, as may be amended from time to time.
          “Special Situations Group” means the special situations group of the Advisor.
          “Sub-Advisors” means Greenfield and Rialto, and “Sub-Advisor” means any one of them and any successor in interest to, or permitted assigns of, any of them; provided, however, that no successor in interest to, or permitted assigns of, any Sub-Advisor (other than an Affiliate thereof to which the relevant Sub-Advisory Agreement has been assigned pursuant to its terms) shall be a Sub-Advisor unless approved by the Advisor acting (in each case) with the consent of the Manager (acting in accordance with Section 3.3(A)(h) of the Manager LLC Agreement). Sub-Advisors shall also include any replacement or additional entity that, at the election of the Advisor acting (in each case) with the consent of the Manager (acting in accordance with Section 3.3(A)(h) of the Manager LLC Agreement), becomes a Sub-Advisor to the Advisor pursuant to a sub-advisory agreement with the Advisor in form and substance substantially similar to the other Sub-Advisory Agreements and not materially more favorable to such Sub-Advisor than such other Sub-Advisory Agreements are to the other Sub-Advisors.
          “Sub-Advisory Agreements” means the Greenfield Sub-Advisory Agreement, the Rialto Sub-Advisory Agreement and any other sub-advisory agreement entered into by the Advisor with the consent of the Manager provided in accordance with the Manager LLC Agreement, as each such agreement may be amended from time to time.
          “Sub-Advisory Fee” has the meaning set forth in the applicable Sub-Advisory Agreement for each Sub-Advisor.
          “Sub-Advisor Termination Fee” has the meaning set forth in the applicable Sub-Advisory Agreement for each Sub-Advisor.
          “Termination Fee” has the meaning set forth in the Management Agreement.

          “Treasury” means the United States Department of the Treasury.
     2. Appointment of the Advisor. The Manager hereby appoints the Advisor to perform the investment advisory and portfolio management services for the sourcing, investment and reinvestment of the Company’s assets and related portfolio support functions as determined from time to time by the Manager. The Advisor shall provide the Manager with such investment advice, supervision and other services, as set out in Section 4 below, as the Manager may from time to time consider necessary for the proper supervision and management of the Company’s assets.
     3. Investment Committee
          (a) The Advisor agrees that, if the Chief Investment Officer of the Company is not an Eligible Professional of the Advisor on the date hereof, in connection with the establishment on such date by the Manager of the Investment Committee, the Advisor shall designate an Eligible Professional of the Advisor to serve as a Voting Member (as such term is defined in the Management Agreement) on the Investment Committee and to perform all duties thereof as set forth in the Management Agreement.
          (b) Subject to the Chief Investment Officer of the Company not being an Eligible Professional of the Advisor, the Advisor may, at any time, by notice in writing to the Manager, designate a different Eligible Professional of the Advisor to serve as its Voting Member on the Investment Committee in accordance with the provisions of the Management Agreement. If the Advisor designates a different Eligible Professional of the Advisor to serve as its Voting Member, the person previously designated as a Voting Member shall thereupon cease be a Voting Member.
          (c) The Advisor shall, pursuant to each applicable Sub-Advisory Agreement, require each Sub-Advisor to designate an Eligible Professional of such Sub-Advisor to serve from the date hereof as a Voting Member, and the Advisor shall ensure that any additional Sub-Advisor is required pursuant to its Sub-Advisory Agreement to designate an Eligible Professional to serve as a Voting Member on the date such additional Sub-Advisor executes the applicable Sub-Advisory Agreement.
          (d) The Advisor acknowledges that, upon the termination of this Agreement, the Eligible Professional that the Advisor had designated as a Voting Member of the Investment Committee shall no longer be a Voting Member.
     4. Services Provided by the Advisor
          (a) The Advisor agrees to provide the services to be performed by the Manager set forth in Sections 2(b) to 2(i) of the Management Agreement and such other services under the Management Agreement as may be requested by the Manager from time to time, except those services which are expressly specified to be performed or provided by the Advisor to the Manager pursuant to the terms of the Administrative Services Agreement.
          (b) Both parties hereto acknowledge that the Special Situations Group will allocate any investment or co-investment opportunities it considers appropriate among the clients of the Special Situations Group (including the Manager on behalf of the Company) in a manner that the Special Situations Group deems fair and equitable, and it may do so by recommending investment opportunities or co-investment opportunities to the Investment Committee. In addition, both parties acknowledge that no other internal group, division or Affiliate of the Advisor other than the Special Situations Group shall be required to source assets for investment by the Company or to make investment or co-investment recommendations to the Investment Committee, although such internal group, division or Affiliate may choose to do so in its sole and absolute discretion.

          (c) Both parties hereto acknowledge that none of the officers or employees of the Advisor will be dedicated exclusively to the performance of the Advisor’s duties under this Agreement and that such officers and employees of the Advisor shall devote such time to the performance of its duties hereunder as is reasonably necessary.
          (d) Both parties hereto acknowledge that the Advisor may use third parties to assist the Advisor in its performance of its duties under this Agreement, including the Sub-Advisors and the Consultant. Both parties hereto further acknowledge that any compensation to be paid to such third parties rendering that assistance to the Advisor shall be paid by the Advisor and such amounts shall not be reimbursed to the Advisor by the Manager or the Company. The Company may also obtain services relating to diligence with regard to potential investments, which may be rendered by a Sub-Advisor or its Affiliates and the costs of which will be paid or reimbursed by the Company.
          (e) The Advisor agrees that it shall not terminate any Sub-Advisory Agreement or Consulting Agreement for Cause or otherwise or consent to any assignment of such agreements or appoint any additional or replacement Sub-Advisor or additional or replacement Consultant without the prior written consent of the Manager (acting in accordance with Section 3.3 of the Manager LLC Agreement).
          (f) In addition, the Advisor agrees to offer the Company the right for the Company, directly or through its Subsidiaries, to participate in investment and financing opportunities that the Advisor determines are appropriate for the Company in view of its investment objectives, policies and strategies, and other relevant factors, subject to the condition that the Company (and its Subsidiaries) might not participate in each such opportunity but will on an overall basis equitably participate with the Advisor’s other clients in relevant investment opportunities in accordance with the Advisor’s then prevailing allocation policy. Nothing in this Agreement shall (i) prevent the Manager, the Advisor, the Consultant, any Sub-Advisor or any of their respective Affiliates, owners, officers, directors, employees or personnel, from engaging in other businesses or from rendering services of any kind to any other Person, including, without limitation, investing in, or rendering advisory services to others investing in, any type of investment assets (including, without limitation, investments that meet the principal investment objectives of the Company), whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company or (ii) in any way restrict the Manager, the Advisor, the Consultant, any Sub-Advisor or any of their respective Affiliates, owners, officers, directors, employees or personnel from buying, selling or trading any securities or investments for their own accounts or for the accounts of others for whom the Manager, the Advisor, the Consultant, any Sub-Advisor or any of its Affiliates, owners, officers, directors, employees or personnel may be acting. When making decisions where a conflict of interest may arise, the Advisor will endeavor to allocate investment and financing opportunities in a fair and equitable manner over time as between the Company and the Advisor’s other clients, in each case in accordance with the Advisor’s then prevailing allocation policy. While recommendations made to the Company shall, in the Advisor’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives, policies and strategies of the Company, they may be different from the recommendations made by the Advisor or any Affiliate of the Advisor to other clients of the Advisor or its Affiliates.
     5. Compensation of the Advisor.
          (a) For the services to be rendered, the Manager shall pay to the Advisor each quarter an investment advisory fee (the “Advisor Fee”) (which may include the common stock of the Company and the cash/stock ratio of which shall be the same for the Advisor Fee, the Sub-Advisory Fee and the Consultant Fee paid respectively to the Advisor, the Sub-Advisors and the Consultant) computed as set forth in Schedule A attached hereto. The transfer by the Manager to the Advisor of any of the

Company’s common stock as part of the Advisor Fee shall be on the same basis as described with respect to the Incentive Fee to be paid to the Manager pursuant to Section 9(b) of the Management Agreement and shall, at all times, be subject to the following: (1) the ownership of such shares by the Advisor does not violate the limit on ownership of the Company’s common stock set forth in the Company’s Governing Instruments, after giving effect to any waiver from such limit that the Board of Directors may grant to the Advisor in the future, (2) the transfer of such shares by the Manager to the Advisor complies with all applicable restrictions under U.S. federal securities laws and the rules of the NYSE, and (3) the Advisor shall have substantially the same registration rights and obligations with respect to such shares as shall be provided to the Manager pursuant to the agreement referred to in Section 9(b)(i)(3) of the Management Agreement. If the Advisor serves for less than the whole of any period specified, its compensation shall be prorated accordingly based upon the number of days in the period that the Advisor actually serves. In the event that the Management Agreement is terminated and the Company is required to pay a Termination Fee pursuant to Section 14(b) or 16(b) of the Management Agreement, the Manager shall pay to the Advisor the termination fee (the “Advisor Termination Fee”) as set forth in Schedule A attached hereto.
          (b) Pursuant to the Sub-Advisory Agreements, the Manager has agreed, on behalf of the Advisor, to pay the Sub-Advisors directly, all amounts payable to the Sub-Advisors by the Advisor pursuant to the Sub-Advisory Agreements, including, without limitation, the Sub-Advisory Fee (which may include the common stock of the Company and the cash/stock ratio of which shall be the same for the Advisor Fee, the Sub-Advisory Fee and the Consultant Fee paid respectively to the Advisor, the Sub-Advisors and the Consultant), any Sub-Advisor Termination Fee or any reimbursement of eligible expenses to the Sub-Advisors thereunder, until prior written notice is provided to the contrary by the applicable Sub-Advisor. In addition, in the event that a Bankruptcy of the Advisor occurs, to the extent that any compensation or amounts relating to reimbursements of eligible expenses to a Sub-Advisor that would have been payable by the Advisor to such Sub-Advisor remains unpaid, or the Advisor cannot pay such amounts to such Sub-Advisor as a result of such Bankruptcy, the Manager rather than the Advisor shall, to the extent permitted by applicable law, be obligated to make such payments to such Sub-Advisor and such outstanding amounts owing to such Sub-Advisor by the Manager or the Advisor pursuant to the applicable Sub-Advisory Agreement shall be deemed to be satisfied upon such payment by the Manager to such Sub-Advisor. The Advisor agrees to and acknowledges the foregoing and hereby authorizes the Manager to apply and remit the appropriate portion of (i) the Advisor Fee payable to the Advisor and allocable to the Sub-Advisors as the Sub-Advisory Fee to each Sub-Advisor, and (ii) the Advisor Termination Fee payable to the Advisor and allocable to the Sub-Advisors as the Sub-Advisor Termination Fee, if any, to each Sub-Advisor.
          (c) Pursuant to the Consulting Agreement, the Manager has agreed on behalf of the Advisor to pay the Consultant directly, all amounts payable to the Consultant by the Advisor pursuant to the Consulting Agreement, including, without limitation, the Consultant Fee (which may include the common stock of the Company and the cash/stock ratio of which shall be the same for the Advisor Fee, the Sub-Advisory Fee and the Consultant Fee paid respectively to the Advisor, the Sub-Advisors and the Consultant), any Consultant Termination Fee or any reimbursement of eligible expenses to the Consultant thereunder, until prior written notice is provided to the contrary by the Consultant. In addition, in the event that a Bankruptcy of the Advisor occurs, to the extent that any compensation or amounts relating to reimbursements of eligible expenses to the Consultant that would have been payable by the Advisor to the Consultant remains unpaid, or the Advisor cannot pay such amounts to the Consultant as a result of such Bankruptcy, the Manager rather than the Advisor shall, to the extent permitted by applicable law, be obligated to make such payments to the Consultant and such outstanding amounts owing to the Consultant by the Manager or the Advisor pursuant to the Consulting Agreement shall be deemed to be satisfied upon such payment by the Manager to the Consultant. The Advisor agrees to and acknowledges the foregoing and hereby authorizes the Manager to apply and remit the appropriate portion of (i) the Advisor Fee payable to the Advisor and allocable to the Consultant as the Consultant Fee to the Consultant, and (ii) the Advisor Termination Fee payable to the Advisor and allocable to the Consultant as the Consultant Termination Fee, if any, to the Consultant.

          (d) Each party hereto agrees and acknowledges that any of the foregoing amounts or payments made or to be made by the Manager on behalf of the Advisor described in Sections 5(b) and 5(c) shall reduce and be a credit against any corresponding fees or expenses (as the case may be) payable to the Advisor by the Manager hereunder as set forth in Schedule A or otherwise herein.
     6. Representations and Warranties of the Parties. Each party to this Agreement covenants, represents and warrants to the other parties as of the date hereof and as of each day during the term of this Agreement that:
          (a) it is a limited partnership or limited liability company, as the case may be, duly organized and validly existing under the laws of the state of its formation and has full capacity and authority to enter into this Agreement and to perform its obligations and duties and to provide the services required of it under this Agreement;
          (b) this Agreement has been duly and validly authorized, executed and delivered on behalf of such party and is a valid and binding agreement of such party enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting rights of creditors, and the party will deliver to any other party hereto such evidence of such authority as such other party may reasonably require, whether by way of a certified resolution or otherwise;
          (c) the terms of this Agreement do not violate any obligation by which such party is bound, whether arising by contract, operation of law or otherwise;
          (d) it has obtained or made all material governmental approvals or registrations or licenses required under applicable law to authorize the performance of its obligations under this Agreement, except for failures to be so approved, registered or licensed that do not, individually or in the aggregate, have a material adverse effect on the Company or the Manager or on the ability of such party to perform its obligations and duties and to provide the services required of it under this Agreement, and it is not aware of any material legal or financial impediments to performing its obligations under this Agreement that it has not disclosed in writing to the other party;
          (e) it has or shall promptly obtain all required trained personnel that it reasonably determines to be necessary or appropriate to perform its obligations under this Agreement;
          (f) it owns or is licensed or sublicensed or has a right to use software programs and data processing hardware that are necessary for it to perform its obligations under this Agreement, and to the best of its knowledge such software programs and data processing hardware do not infringe upon or constitute an infringement on or misappropriation of any valid United States patent, copyright, trademark, trade secret or other proprietary rights of any third party. During the term of this Agreement, to the extent that it does not own, license, sublicense or have a contractual right to such software necessary to perform its obligations under this Agreement, it will purchase, license, sublicense or obtain right to use such software at its own expense;
          (g) to its knowledge, it is not on any Federal excluded parties, debarment or suspension lists;
          (h) it is not subject to any pending or current or, to its knowledge, contemplated enforcement actions that are likely to impair its ability to provide any services under this Agreement, or that are likely to pose a material reputational risk to the Company or the other party in performing its obligations under this Agreement; and

          (i) if doing business with the Treasury or another Federal agency, it is not, and will not during the term of this Agreement be, in any kind of probationary status and is, and will during the term of this Agreement be, addressing and resolving any identified deficiencies in performance.
     7. Additional Representations and Warranties of the Advisor.
          (a) The Advisor represents and warrants to the Manager as of the date hereof and as of each day during the term of this Agreement that it is a duly registered investment advisor with the Securities and Exchange Commission pursuant to the Advisers Act.
          (b) The Advisor represents and warrants to the Manager as of the date hereof and as of each day during the term of this Agreement that it has the necessary operational resources and capacity to perform the services set forth in Section 4(a).
          (c) The Advisor acknowledges receipt of the Company’s Code of Business Conduct and Ethics and Policy on Insider Trading and Communications Policy (collectively, the “Conduct Policies”), and the Advisor agrees to ensure that employees of the Advisor and its Affiliates who provide services to the Company are in substance held to comparable policies and to at least the standards of conduct set forth in the Conduct Policies.
     8. Limits of Responsibility; Indemnification.
          (a) The Advisor assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Manager or the Company in following or declining to follow any advice or recommendations of the Advisor. The Advisor and its officers, stockholders, members, managers, partners, personnel, directors and any Person controlling or controlled by the Advisor will not be liable to the Manager or the Company for any acts or omissions by any such Person (including, without limitation, trade errors that may result from ordinary negligence, such as errors in the investment decision making process or in the trade process) performed pursuant to or in accordance with this Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Advisor’s duties under this Agreement.
          (b) The Manager shall, to the fullest extent lawful, reimburse, indemnify and hold the Advisor, its officers, stockholders, members, managers, directors, personnel and any Person controlling or controlled by or under common control with the Advisor, together with the managers, officers, directors and personnel thereof (each, an “Advisor Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of the Manager constituting the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement, provided, however, that, if the Company is providing an indemnity to any Advisor Indemnified Party with respect to the same claim as any Advisor Indemnified Party may claim indemnification for under this Section 8(b), the indemnity provided by the Company shall take precedence, and the Manager shall not be required to indemnify such Advisor Indemnified Party.
          (c) The Advisor shall, to the fullest extent lawful, reimburse, indemnify and hold the Manager, its directors and officers, stockholders, members, managers, personnel, agents and each other Person, if any, controlling or controlled by or under common control with the Manager (each, a “Manager Indemnified Party” and together with an Advisor Indemnified Party, an “Indemnitee”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from acts or omissions of the Advisor constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Advisor’s duties under this Agreement.
          (d) Each Indemnitee will promptly notify the party against whom indemnity is claimed (the “Indemnitor”) of any claim for which it seeks indemnification; provided, however, that the failure to so notify the Indemnitor will not relieve the Indemnitor from any liability which it may have hereunder except to the extent such failure actually prejudices the Indemnitor. The Indemnitor shall have the right to assume the defense and settlement of such claim; provided, that the Indemnitor notifies the Indemnitee of its election to assume such defense and settlement within 30 days after the Indemnitee gives the Indemnitor notice of the claim. In such case, the Indemnitee will not settle or compromise such claim, and the Indemnitor will not be liable for any such settlement made, without the Indemnitor’s prior written consent. If the Indemnitor is entitled to, and does, assume such defense by delivering the aforementioned notice to the Indemnitee, the Indemnitee will (i) have the right to approve the Indemnitor’s counsel (which approval will not be unreasonably withheld, delayed or conditioned), (ii) be obligated to cooperate in furnishing evidence and testimony and in any other manner in which the Indemnitor may reasonably request and (iii) be entitled to participate in (but not control) the defense of any such action with its own counsel and at its own expense. The Indemnitor shall not, without the prior written consent of an Indemnitee, consent to entry of judgment or effect any settlement of any claim pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such judgment or settlement includes an unconditional release of such Indemnitee from all liability arising out of such claim or proceeding and does not include any statement of admission of fault, culpability or failure to act by or on behalf of such Indemnitee.
          (e) The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement.
     9. Duration and Termination
          (a) Unless this Agreement is earlier terminated in accordance with its terms, this Agreement shall remain in effect until the date that is the third anniversary of the date hereof and shall be automatically renewed for a one-year term on such third anniversary date and on each one-year anniversary date thereafter if the Management Agreement is renewed on such date.
          (b) This Agreement shall terminate (i) on any date on which the Manager is no longer acting in such capacity with respect to the Company, (ii) on any date on which the Management Agreement is terminated or (iii) on any date that is mutually agreed by the Advisor and the Manager (acting in accordance with the Manager LLC Agreement).
          (c) The Advisor may terminate this Agreement effective as of any date on or following the third anniversary of the date hereof by delivering 180 days’ prior written notice to the Manager.
          (d) If any one or more of the following events or circumstances (each, a “Cause”) shall occur,
     (i) the Advisor sells or otherwise disposes of all of its equity interest in the Manager, unless such sale or other disposition is to an Affiliate of the Advisor and is made in accordance with the Manager LLC Agreement;

     (ii) the Advisor breaches any provision of this Agreement or otherwise defaults in the performance of its obligations hereunder and such breach has a material adverse effect on the Manager or the Company or on their respective businesses, assets or operations and such breach shall continue for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if the Advisor takes material steps to cure such breach within 30 days of the written notice);
     (iii) a material representation or warranty made by the Advisor herein proves to have been not true and correct when made or deemed made hereunder and such representation or warranty will have a material adverse effect on the Manager or the Company or their respective businesses, assets or operations;
     (iv) a Bankruptcy of the Advisor occurs;
     (v) the Advisor knowingly engages in any act of fraud, misappropriation of funds, or embezzlement against the Manager or the Company;
     (vi) the Advisor acts, or fails to act, in a manner constituting gross negligence in the performance of its duties under this Agreement;
     (vii) a final, non-appealable judgment is entered giving effect to a conviction of the Advisor or any of its officers or directors of a felony (including a plea of nolo contendere) under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business and such conviction have a material adverse effect on the Advisor’s ability to perform its duties and obligations hereunder; or
     (viii) a final, non-appealable judgment is entered giving effect to a conviction of the Advisor or any of its officers or directors of a material violation of any securities laws or regulations promulgated thereunder, or any regulations applicable to the Advisor’s business, and the consequences of such violation and conviction has or will have a material adverse effect on the Advisor’s ability to perform its duties and obligations hereunder;
then the Manager (acting in accordance with Section 3.3 and Article 9 of the Manager LLC Agreement) shall have the right, by 30 business days’ notice to the Advisor, to terminate this Agreement (and the Advisor’s role as such), whereupon this Agreement shall terminate.
          (e) If the Advisor (or an Affiliate thereof), in its capacity as a Managing Member under the Manager LLC Agreement, withdraws thereunder, then the Manager may terminate this Agreement by notice to the Advisor.
          (f) From and after the effective date of termination of this Agreement, the Advisor shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination, including any Advisor Termination Fee.
     10. Custody. The Advisor shall not be responsible for any custodial arrangements involving any assets of the Company or for the payment of any custodial charges and fees, nor shall the Advisor have possession or custody of any such assets.
     11. Confidential Information. Each party hereby covenants with and undertakes to the other party that, save as may be required by law or by any regulatory authority or agency or as may otherwise be contemplated by this Agreement, it shall keep secret and confidential and shall not disclose to any person any Confidential Information (as defined below), provided, however, that it shall not be required to keep secret and confidential any Confidential Information which has properly entered the public domain otherwise than through the default of such party. “Confidential Information” shall mean any models, strategies or information relating to the organization, finances, business, transactions or affairs of the Company, the Manager, the Advisor and the Sub-Advisors and any of their respective Affiliates. Notwithstanding the foregoing, any party hereto may disclose Confidential Information: (i) to any advisors, legal counsel, accountants and other professional advisors retained in connection with such party’s business; (ii) to appraisers, financing sources, partners, shareholders, employees, officers, directors and members of the Advisor, the Manager and their Affiliates and other real estate related service providers in the ordinary course of such party’s business; (iii) to governmental officials having jurisdiction over the relevant party; (iv) in connection with any governmental or regulatory or exchange filings of the relevant party or any Affiliate, or in connection with disclosure or presentations to Company investors; (v) as required by law or legal process to which the Company, the Manager, the Advisor or any party to whom disclosure is permitted hereunder is a party; (vi) with the written consent of each party hereto; or (vii) to the extent such information is otherwise publicly available through the actions of a Person other than any party to this Agreement. In addition, any proprietary information developed by the Manager or the Advisor in connection with this Agreement may be used by such party in its ordinary course of business.
     12. Notices. Unless otherwise specified herein, all notices delivered pursuant to this Agreement shall be deemed duly given when received by a party at its address as set forth below. The Manager may rely upon any notice (written or oral) from any Person which the Manager reasonably believes to be an authorized representative of the Advisor.
(a)	If to the Manager:

Foursquare Capital Management LLC 1345 Avenue of the Americas New York, New York 10105 Attention: Chief Executive Officer with a copy to:

Clifford Chance US LLP 31 W 52nd Street New York, NY 10019 Attention: Steven T. Kolyer, Esq.

(b)	If to the Advisor: AllianceBernstein L.P. 1345 Avenue of the Americas New York, New York 10105 Attention: Jeffrey Phlegar

with a copy to:

Clifford Chance US LLP 31 W 52nd Street
New York, NY 10019 Attention: Steven T. Kolyer, Esq.

     13. No Partnership. Nothing in this Agreement shall be construed to make the Manager, on the one hand, and the Advisor, on the other hand, partners or joint venturers or impose any liability as such on either of them, and nothing in this Agreement shall be construed to make the Advisor an employee or an agent of the Manager.
     14. Assignment. No assignment, as that term is defined in the Advisers Act, of this Agreement shall be made by the Advisor without the written consent of the Manager (acting in accordance with the Manager LLC Agreement).
     15. Allocation of Charges and Expenses. The Advisor shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities hereunder, including all legal fees and disbursements; provided, however, that the Advisor shall be reimbursed by the Company for any out of pocket expenses in connection with the performance of its duties hereunder which are reasonably necessary expenses of the Advisor in connection with the performance of its duties hereunder, in each case to the extent (and only to the extent) that such type of expense (i) is or would have been reimbursable to the Manager or the Advisor by the Company if the Manager had been performing the relevant services under the Management Agreement, but instead the Advisor is performing such services hereunder, (ii) is included in a budget of the Manager or the Company that has been approved by the Manager, in accordance with Section 3.3 of the Manager LLC Agreement, or (iii) is otherwise approved pursuant to the Manager LLC Agreement (including Section 5.4 thereof).
     16. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or its severance from this Agreement.
     17. Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be deemed to be an original.
     18. GOVERNING LAW. TO THE EXTENT FEDERAL LAW DOES NOT APPLY, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.
     19. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the Advisor’s provision of advisory services to the Manager with respect to the Company.
     20. Other Advisors. The Advisor shall have the right to engage any legal, tax, financial or other advisors in connection with its duties under this Agreement at its own expense, including any affiliates, so long as such engagement is on an arm’s length basis.
     21. Amendments. This Agreement, and the terms hereof, may not be modified, amended or supplemented other than by an agreement in writing signed by the Advisor and the Manager (acting in accordance with the Manager LLC Agreement).

     22. Survival. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith, as well as the provisions of Section 8 shall survive the execution and delivery of this Agreement.
     23. Trial by Jury. The Manager and Advisor each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any transaction hereunder.
     24. Approvals and Consents Under Manager LLC Agreement. Notwithstanding the failure to appropriately so note in any provision or section of this Agreement, any acts, actions, decisions, expenses, consents and/or approvals to be made, incurred, or taken by the Advisor pursuant to this Agreement are subject to the limitations and the first obtaining of any applicable consents and/or approvals set forth in Section 3.3 of the Manager LLC Agreement.
[Signature page follows.]
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives as of the date first above written.

FOURSQUARE CAPITAL MANAGEMENT LLC
By:
Name:
Title:

ALLIANCEBERNSTEIN L.P.
By:
Name:
Title:

SCHEDULE A
1. Advisor Fee
With respect to each quarter, the amount of the Advisor Fee to be paid to the Advisor by the Manager on the Fee Payment Date for such quarter shall equal (A+B-C), where
“A” is equal to the amount of Management Fee (as defined in the Management Agreement) received by the Manager on such Fee Payment Date,
“B” is equal to the amount of Incentive Fee (as defined in the Management Agreement) (if any) received by the Manager on such Fee Payment Date, and
“C” is equal to the sum of (i) any expenses of and with respect to the Manager itself (and not the Advisor or any of their respective Affiliates), incurred by the Manager for the quarter immediately preceding such Fee Payment Date not reimbursed (or to be reimbursed) by the Company under the Management Agreement, which expenses for avoidance of doubt are and will only be organizational, accounting, legal and other corporate governance expenses authorized to be incurred by and with respect to the Manager itself in accordance with the Manager LLC Agreement or specifically approved in a budget of the Manager in accordance with Section 3.3 of the Manager LLC Agreement, (ii) any Purchase Payments (as defined in the Manager LLC Agreement) to be made pursuant to the Manager LLC Agreement out of the Management Fees and the Incentive Fees, if any, (as defined in the Manager LLC Agreement) on such Fee Payment Date and (iii) all Sub-Advisor/Consultant Amounts paid directly by the Manager to the Sub-Advisors or the Consultant on behalf of the Advisor, for the quarter immediately preceding such Fee Payment Date, pursuant to the Sub-Advisory Agreements or the Consulting Agreement, as the case may be.
“Fee Payment Date” for any quarter, shall mean the fifth business day after the date of delivery to the Board of Directors of the Company of the computations made by the Manager to calculate the Management Fee and the Incentive Fee (if any) that are paid by the Company to the Manager after the end of such fiscal quarter (or such earlier date on which the Management Fee and the Incentive Fee with respect to such quarter were actually paid in accordance with Section 9(e) of the Management Agreement).
“Sub-Advisor/Consultant Amounts” means, for any period, (i) with respect to each Sub-Advisor, the Sub-Advisory Fee (as defined in the Sub-Advisory Agreement with such Sub-Advisor), payable to such Sub-Advisor by the Advisor pursuant to the applicable Sub-Advisory Agreement, plus (ii) the Consultant Fee (as defined in the Consulting Agreement) payable to the Consultant by the Advisor pursuant to the Consulting Agreement.
2. Advisor Termination Fee
The Advisor Termination Fee shall be equal to (i) the Termination Fee received by the Manager under the Management Agreement, less (ii) (A) any unreimbursed expenses of and with respect to the Manager itself (and not the Advisor nor any of their respective Affiliates) required to be paid by the Manager in connection with the termination of the Management Agreement and approved in a budget of the Manager in accordance with Section 3.3 of the Manager LLC Agreement and/or otherwise approved thereunder and any Purchase Payments to be made pursuant to the Manager LLC Agreement out of the Termination Fee (as defined in the Manager LLC Agreement), and (B) any Sub-Advisor

Sch. A-1

Termination Fee (as defined in the applicable Sub-Advisory Agreement) and any Consultant Termination Fee (as defined in the Consulting Agreement) payable by the Manager directly to a Sub-Advisor or the Consultant, respectively, on behalf of the Advisor pursuant to the applicable Sub-Advisory Agreements or the Consulting Agreement, as the case may be.
The Advisor Termination Fee shall be paid to the Advisor by the Manager no later than the business day following the day on which the Manager received the Termination Fee.

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